As filed with the Securities and Exchange Commission on October 12, 2006
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

New York Mortgage Trust, Inc.
(Exact name of Registrant as specified in its Charter)

Maryland	47-0934168
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

1301 Avenue of the Americas
New York, New York 10019
(212) 634-9400
(Address of principal executive office, including zip code)

New York Mortgage Trust, Inc.
2005 Stock Incentive Plan
(Full title of the Plan)
______________________

Steven B. Schnall
David A. Akre
Co-Chief Executive Officers
New York Mortgage Trust, Inc.
New York, New York 10019
(212) 634-9400

(Name, address, including zip code, and telephone number including area code, of agent for service)

With copies to:

Daniel M. LeBey, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee(4)
Common Stock, $0.01 par value per share	1,031,111 shares	$3.75	$3,866,666.25	$414

(1)
Pursuant to Rule 416(a) of the Securities Exchange Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of New York Mortgage Trust, Inc.’s (the “Registrant”) common stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)
Includes 189,216 shares deregistered pursuant to a Post-Effective Amendment to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-117228) filed on October 12, 2006 (the “Post-Effective Amendment”).

(3)
Calculated pursuant to Rule 457(c) of the Securities Act on the basis of $3.75 per share, which was the average of the high and low prices of the Registrant’s common stock as quoted on the New York Stock Exchange on October 11, 2006.

(4)
Pursuant to Rule 457(p) of the Securities Act, the $414 registration fee for the Registrant’s Form S-8, dated October 12, 2006, shall be deducted from that portion of the filing fee previously paid ($212) against the filing of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-117228) representing the 189,216 shares that were deregistered by the Post-Effective Amendment, and the $7,920 previously paid against the filing of the Registrant’s Registration Statement on Form S-11 (Registration No. 333-125650) on June 8, 2005, which was withdrawn on August 10, 2005 prior to effectiveness.

EXPLANATORY NOTE

New York Mortgage Trust, Inc. has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or Securities Act, to register up to an aggregate of 1,031,111 shares of common stock, $0.01 par value per share, under its 2005 Stock Incentive Plan. This registration statement also includes a reoffer prospectus. The reoffer prospectus may be utilized for reofferings and resales on a continuous or delayed basis in the future of shares of common stock that constitute “control securities” and shares of common stock that constitute “restricted securities” which have been issued pursuant to the 2005 Stock Incentive Plan prior to the filing of this registration statement.

The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission, or SEC. Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

REOFFER PROSPECTUS

169,155 SHARES OF COMMON STOCK

____________________

This reoffer prospectus relates to 169,155 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this reoffer prospectus for their own accounts. The shares described in this reoffer prospectus were issued pursuant to our 2005 Stock Incentive Plan. All of the selling stockholders are current directors or employees of our company. We will receive no part of the proceeds from sales made under this reoffer prospectus.

The shares of common stock covered by this reoffer prospectus are “restricted securities” and, in some cases, “control securities” under the Securities Act. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each stockholder that sells shares of common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of our common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders may sell their shares of common stock from time to time in one or more transactions on the New York Stock Exchange, or NYSE, or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering these shares and the preparation of this reoffer prospectus, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.

Our common stock is listed on the New York Stock Exchange, under the symbol “NTR.” On October 11, 2006, the last reported price of our common stock on such market, as reported by the NYSE, was $3.83 per share.

__________________

See “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2005 to read about certain risks you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________________

The date of this prospectus is October 12, 2006.

TABLE OF CONTENTS
Page Number

CERTAIN DEFINITIONS	i
FORWARD LOOKING INFORMATION	ii
OUR COMPANY	1
RISK FACTORS	1
USE OF PROCEEDS	1
SELLING STOCKHOLDERS	1
PLAN OF DISTRIBUTION	2
LEGAL MATTERS	3
EXPERTS	3
INCORPORATION OF INFORMATION FILED WITH THE SEC	4
HOW TO OBTAIN MORE INFORMATION	4

You should rely only on the information contained in this document or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

CERTAIN DEFINITIONS

In this reofffer prospectus, unless the context suggests otherwise, references to “our company,” “the company,” “we,” “us” and “our” mean New York Mortgage Trust, Inc. and its subsidiaries. “NYMC” refers to our wholly-owned taxable REIT subsidiary, or TRS, and predecessor, The New York Mortgage Company, LLC.

i

FORWARD LOOKING INFORMATION

This reoffer prospectus and the information incorporated by reference into it contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are those which are not historical in nature. They can often be identified by the inclusion of words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “will continue” and words of similar import. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement. Certain statements regarding the following particularly are forward-looking in nature:

•	our business strategy;

•	future performance, developments, market forecasts or projected dividends;

•	projected acquisitions or joint ventures; and

•	projected capital expenditures.

It is important to note that the description of our business in general and our investment in mortgage loans and mortgage-backed securities holdings in particular, is a statement about our operations as of a specific point in time. It is not meant to be construed as an investment policy, and the types of assets we hold, the amount of leverage we use, the liabilities we incur and other characteristics of our assets and liabilities are subject to re-evaluation and change without notice.

Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	our limited operating history with respect to our portfolio strategy;

•	our proposed portfolio strategy may be changed or modified by our management without advance notice to stockholders, and that we may suffer losses as a result of such modifications or changes;

•	impacts of a change in demand for mortgage loans on our net income and cash available for distribution;

•	our ability to originate prime and high-quality adjustable-rate and hybrid mortgage loans for our portfolio or for sale to third parties;

•	risks associated with the use of leverage;

•	interest rate mismatches between our mortgage-backed securities and our borrowings used to fund such purchases;

•	changes in interest rates and mortgage prepayment rates;

•	effects of interest rate caps on our adjustable-rate mortgage-backed securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	potential impacts of our leveraging policies on our net income and cash available for distribution;

•	our board’s ability to change our operating policies and strategies without notice to you or stockholder approval; and

•
the factors identified under the caption “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2005 and the various other factors identified in or incorporated by reference into this reoffer prospectus and any other documents filed by us with the SEC that could cause actual results to differ materially from our forward-looking statements.

ii

Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statement or the “Risk Factors” or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. There are a number of risk factors associated with the conduct of our business, and the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2005 may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

iii

OUR COMPANY

We are, together with our subsidiaries, a self-advised residential mortgage finance company, engaged in the origination of and investment in residential mortgage loans throughout the United States with a focus on high credit quality, or prime loans. We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we operate so as to qualify as a REIT for federal income tax purposes.

We earn net interest income from purchased residential mortgage-backed securities and adjustable-rate mortgage loans and securities originated through our wholly owned taxable REIT subsidiary, The New York Mortgage Company, LLC, or NYMC. NYMC also originates and sells loans to third parties for gain on sale revenue rather than aggregating lower cost assets, depending on market conditions. We also, depending on market conditions, retain in our portfolio selected adjustable-rate and hybrid mortgage loans that we originate and that meet our investment criteria or portfolio requirements. NYMC also originates residential mortgage loans as a broker for other mortgage bankers for the purpose of obtaining broker fee income. As of June 30, 2006, NYMC originated residential mortgage loans through a network of 28 full-service loan origination locations and 23 satellite loan origination locations and was licensed or authorized to do business in 45 states and the District of Columbia.

Our residential mortgage investments are comprised of ARM loans, ARM securities and floating rate collateralized mortgage obligations, or CMO Floaters. The ARM loans and securities have interest rates that reset in a year or less and “hybrid” ARM loans and securities have a fixed interest rate for an initial period of two to seven years before converting to ARM loans and securities whose rates will reset each year or such shorter period for their remaining terms to maturity. ARM securities represent interests in pools of whole ARM loans. The ARM securities are rated by at least one of two nationally recognized rating agencies, Standard & Poor’s, Inc. or Moody’s Investors Service, Inc., or issued by government sponsored entities such as Freddie Mac, Fannie Mae or Ginnie Mae. The securitizations result in a series of rated mortgage securities backed by the ARM loans. The CMO Floaters are mortgage securities backed by a pool of Freddie Mac, Fannie Mae or Ginnie Mae fixed rate mortgage loans which have interest rates that adjust monthly. As an investor in residential mortgage assets, our net income is generated primarily from the difference between the interest income we earn on our mortgage assets and the cost of our borrowings (net of hedging expenses), which we commonly refer to as the “net spread.”

Our principal offices are located at 1301 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 634-9400. Our web site addresses are http://www.nymtrust.com and http://www.nymc.com. The information at or connected to our web sites does not constitute a part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks that could affect us and our business, as well as the industry in which we operate. Please see the risk factors in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2005, which is incorporated by reference into this reoffer prospectus as well as additional periodic reports we file with the SEC. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our common stock, you should carefully consider the risks discussed in the documents incorporated by reference herein and the other information in this reoffer prospectus, the registration statement accompanying this reoffer prospectus and any applicable prospectus supplement. Each of the risks discussed could result in a decrease in the value of our common stock and your investment in our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock offered pursuant to this reoffer prospectus.

SELLING STOCKHOLDERS

This prospectus relates to the reoffer or resale of 169,155 shares of our common stock that have been acquired by the selling stockholders pursuant to our 2005 Stock Incentive Plan. All of the selling stockholders are current directors or employees of our company. Each selling stockholder will receive all of the net proceeds from the sale of his or her shares covered by this reoffer prospectus.
1

The following table identifies the selling stockholders and sets forth (i) the number of shares of common stock outstanding that, to our knowledge, are beneficially owned by such selling stockholder prior to the date of this offering and as of the date of this reoffer prospectus, (ii) the number of shares of common stock that may be offered by such selling stockholder under this reoffer prospectus and (iii) the number of shares of common stock that will be owned by such selling stockholder and the percentage of common stock outstanding that such shares will represent assuming the sale of all of the shares of common stock upon completion of this offering.

Because the selling stockholders may sell all, some or none of the shares of common stock that they hold and because the number of shares of common stock outstanding may increase or decrease, we have estimated the amounts and percentages of shares of common stock that the selling stockholders will hold after completion of this offering by assuming that (i) the beneficial stockholders will not acquire the beneficial ownership of any additional shares of common stock, (ii) the selling stockholders will dispose of only shares offered under this reoffer prospectus prior to completion of this offering, (iii) all options to acquire common stock that the selling stockholders beneficially own have become fully vested and have been exercised, and (iv) the selling stockholders will sell all of the shares offered by this reoffer prospectus.

Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering[1]	Number of Shares Being Registered	Number of Shares Beneficially Owned Following Offering[1]	Percentage of Shares Beneficially Owned Following Offering[2]
David Dessner[3]	132,391	114,155	18,236	*
Elyse Sullivan[3]	25,000	25,000	0	*
David R. Bock[4]	7,500	5,000	2,500	*
Alan L. Hainey[4]	9,500	5,000	4,500	*
Steven G. Norcutt[4]	10,000	5,000	5,000	*
Mary Dwyer Pembroke[4,5]	9,900	5,000	4,900	*
Jerome F. Sherman[4]	17,500	5,000	12,500	*
Thomas W. White[4]	8,000	5,000	3,000	*
Total	219,791	169,155	50,636
___________
* Less than 1%

(1)	All shares outstanding but which may be acquired by the stockholder within 60 days by the exercise of any stock option or any other right are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by the stockholder, but not by any other stockholder.

(2)	The percentage of beneficial ownership shown in the table is based on 18,024,840. shares of common stock issued and outstanding as of August 1, 2006.

(3)	Employee of NYMC.

(4)	Member of our board of directors.

(5)	Includes an aggregate of 1,500 shares held by Ms. Pembroke’s spouse and child.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this reoffer prospectus and any supplement thereto on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at market prices prevailing at the time of sale or at prices otherwise negotiated. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended, if available, rather than under this reoffer prospectus. Broker dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker dealers, including transactions of the nature described above, in the over the counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices other than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers such shares commissions as described above.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this reoffer prospectus, or under an amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this reoffer prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

The selling stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

Certain matters with respect to the validity of the shares of common stock offered by this reoffer prospectus will be passed upon for us by our counsel, Hunton & Williams LLP.

EXPERTS

The consolidated financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

3

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this reoffer prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this reoffer prospectus, unless and until that information is updated and superseded by the information contained in this reoffer prospectus, any prospectus supplement to the reoffer prospectus or any information incorporated by reference later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, unless specifically stated otherwise, prior to completion of the offering of the shares of common stock described in this reoffer prospectus.

We incorporate by reference the documents listed below:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed March 16, 2006.

2.	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed May 12, 2006.

3.	Quarterly Report on Form 10-Q for the three months ended March 31, 2006 filed May 10, 2006.

4.	Quarterly Report on Form 10-Q for the three months ended June 30, 2006 filed August 9, 2006.

5.	Current Report on Form 8-K filed February 10, 2006.

6.	Current Report on Form 8-K/A filed February 13, 2006.

7.
Current Report on Form 8-K filed March 7, 2006 (the information furnished under Items 2.02, 7.01 and 9.01 shall not be incorporated by reference into this reoffer prospectus or any applicable prospectus supplement).

8.	Current Report on Form 8-K filed June 15, 2006.

9.	Current Report on Form 8-K filed September 18, 2006.

10.	The description of our common stock on Form 8-A filed June 16, 2004.

We will provide to each person who shall request, at no charge, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy of these filings by writing or telephoning us at the following address:

New York Mortgage Trust, Inc.
Attention: Secretary
1301 Avenue of the Americas
New York, New York 10019
(212) 634-9400

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room in Washington, D.C. (100 F Street, N.E. 20549). Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning New York Mortgage Trust, Inc. at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our shares of common stock (symbol: “NTR”) are listed.

4

REOFFER PROSPECTUS

169,155 SHARES OF COMMON STOCK

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement, pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Requests for such documents should be directed to:

New York Mortgage Trust, Inc.
Attention: Secretary
1301 Avenue of the Americas
New York, New York 10019
(212) 634-9400

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are incorporated herein by reference and made a part hereof:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed March 16, 2006.

2.	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed May 12, 2006.

3.	Quarterly Report on Form 10-Q for the three months ended March 31, 2006 filed May 10, 2006.

4.	Quarterly Report on Form 10-Q for the three months ended June 30, 2006 filed August 9, 2006.

5.	Current Report on Form 8-K filed February 10, 2006.

6.	Current Report on Form 8-K/A filed February 13, 2006.

7.	Current Report on Form 8-K filed March 7, 2006 (the information furnished under Items 2.02, 7.01 and 9.01 shall not be incorporated by reference into this filing or any applicable prospectus).

8.	Current Report on Form 8-K filed June 15, 2006.

9	Current Report on Form 8-K filed September 18, 2006.

10.
The description of the Registrant’s common stock, $0.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, on June 16, 2004.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s charter contains a provision which limits the liability of its directors and officers to the maximum extent permitted by Maryland law.

The Registrant’s charter permits it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at the Registrant’s request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Registrant. The Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Registrant and at the Registrant’s request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Registrant’s charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant. Maryland law requires the Registrant to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Maryland General Corporation Law permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses. Maryland law requires a Maryland corporation, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by such corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 7. Exemption From Registration Claimed.

The securities that are to be reoffered or resold pursuant to this registration statement are restricted because they were issued by the Registrant to the selling stockholders prior to the effectiveness of this registration statement pursuant to the Registrant’s 2005 Stock Incentive Plan. Exemption from the registration requirements under the Securities Act for the issuance of such shares is claimed under Section 4(2) of the Securities Act because, among other things, it involved an issuance to individuals who, as our current directors and employees, had access to all relevant material information regarding the Registrant.

Item 8. Exhibits.

Exhibit No.            Description

4.1	Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated by reference to Exhibit 3.01 of the Registrant’s Registration Statement on Form S-11 as filed with the SEC (Registration No. 333-111668), effective June 23, 2004).

4.2(a)	Bylaws of New York Mortgage Trust, Inc. (incorporated by reference to Exhibit 3.02 of the Registrant’s Registration Statement on Form S-11 as filed with the SEC (Registration No. 333-111668), effective June 23, 2004).

4.2(b)	Amendment No. 1 to Bylaws of New York Mortgage Trust, Inc. (incorporated by reference to Exhibit 3.2(b) to the Registrant’s Annual Report on Form 10-K as filed with the SEC on March 16, 2006).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Registrant’s Registration Statement on Form S-11 as filed with the SEC (Registration No. 333-111668), effective June 23, 2004).

4.4
New York Mortgage Trust, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-3/A (Registration No. 333-127400) as filed with the SEC on September 6, 2005).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.*

24.1	Power of Attorney (contained within signature page).
___________
*Filed herewith and incorporated by reference herein.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 12, 2006.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

By:	/s/ Michael I. Wirth
Michael I. Wirth
Executive Vice President and Chief
Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below. Each of the directors and/or officers of New York Mortgage Trust, Inc. whose signature appears below hereby appoints Michael I. Wirth and A. Bradley Howe, and each of them individually, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable New York Mortgage Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven B. Schnall	Chairman of the Board, President and Co-Chief	October 12, 2006
Steven B. Schnall	Executive Officer (principal executive officer)

/s/ David A. Akre	Director and Co-Chief	October 12, 2006
David A. Akre	Executive Officer

/s/ Michael I. Wirth	Chief Financial Officer,	October 12, 2006
Michael I. Wirth	Executive Vice President, Secretary and Treasurer (principal financial officer and principal accounting officer)

/s/ David R. Bock	Director	September 30, 2006
David R. Bock

/s/ Alan L. Hainey	Director	September 30, 2006
Alan L. Hainey

/s/ Steven G. Norcutt	Director	September 30, 2006
Steven G. Norcutt

/s/ Mary Dwyer Pembroke	Director	September 29, 2006
Mary Dwyer Pembroke

/s/ Jerome F. Sherman	Director	September 30, 2006
Jerome F. Sherman

/s/ Thomas W. White	Director	September 30, 2006
Thomas W. White

EXHIBIT INDEX

Exhibit No.            Description

4.1	Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (incorporated by reference to Exhibit 3.01 of the Registrant’s Registration Statement on Form S-11 as filed with the SEC (Registration No. 333-111668), effective June 23, 2004).

4.2(a)	Bylaws of New York Mortgage Trust, Inc. (incorporated by reference to Exhibit 3.02 of the Registrant’s Registration Statement on Form S-11 as filed with the SEC (Registration No. 333-111668), effective June 23, 2004).

4.2(b)	Amendment No. 1 to Bylaws of New York Mortgage Trust, Inc. (incorporated by reference to Exhibit 3.2(b) to the Registrant’s Annual Report on Form 10-K as filed with the SEC on March 16, 2006).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Registrant’s Registration Statement on Form S-11 as filed with the SEC (Registration No. 333-111668), effective June 23, 2004).

4.4
New York Mortgage Trust, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-3/A (Registration No. 333-127400) as filed with the SEC on September 6, 2005) .

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.*

24.1	Power of Attorney (contained within signature page).

___________
*Filed herewith and incorporated by reference herein.